4

                      MOORE STEPHENS, P.C.
                  Certified Public Accountants





                       September 24, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

      We have read the statements made by AFGL International, Inc., which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K/A report dated September 16, 1996. We agree with the statements concerning our Firm in such Form 8-K/A.


                              Very truly yours,

                              MOORE STEPHENS, P.C.
                              (Signature)











                                                    Exhibit No. 1
                                                       Form 8-K/A
                                         AFGL International, Inc.
                                             SEC File No. 0-23170